Report of Independent Registered Public Accounting Firm
To the Shareholders and
Board of Trustees
of Wells Fargo Funds Trust:
In planning and performing our audits of the financial statements of the Wells Fargo Advantage Conservative Allocation Fund, Wells
Fargo Advantage Growth Balanced Fund, Wells Fargo Advantage
Moderate Balanced Fund, Wells Fargo Advantage C&B Large Cap
Value Fund, Wells Fargo Advantage Diversified Equity Fund, Wells
Fargo Advantage Diversified Small Cap Fund, Wells Fargo Advantage
Emerging Growth Fund, Wells Fargo Advantage Equity Value Fund,
Wells Fargo Advantage Index Fund, Wells Fargo Advantage Inflation-Protected Bond Fund, Wells Fargo Advantage International Value
Fund, Wells Fargo Advantage Small Company Growth Fund, Wells
Fargo Advantage Small Company Value Fund, Wells Fargo
Advantage Strategic Municipal Bond Fund, Wells Fargo Advantage
Total Return Bond Fund, Wells Fargo Advantage WealthBuilder
Conservative Allocation Portfolio, Wells Fargo Advantage
WealthBuilder Moderate Balanced Portfolio, Wells Fargo Advantage WealthBuilder Growth Balanced Portfolio, Wells Fargo Advantage WealthBuilder Growth Allocation Portfolio, Wells Fargo Advantage WealthBuilder Equity Portfolio, and the Wells Fargo Advantage WealthBuilder Tactical Equity Portfolio, (collectively the Funds), twenty-one of the funds comprising the Wells Fargo Funds Trust, as of and for the year or period ended May 31, 2011, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A companys internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the companys assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis. Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States).
However, we noted no deficiencies in the Companys internal control over financial reporting and its operations, including controls over safeguarding securities that we consider to be a material weakness as defined above as of May 31, 2011.
This report is intended solely for the information and use of management and the Board of Trustees of Wells Fargo Funds Trust
and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.
/s/ KPMG LLP
Boston, Massachusetts
July 29, 2011